Exhibit 21

                      BF ENTERPRISES, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF THE REGISTRANT



Name of Subsidiary                            State or Country of Incorporation
------------------                            ---------------------------------


BF Holdings, Ltd.                                      Cayman Islands

BF Regent, LLC                                         Delaware

BF University Club Apartments, Inc.                    Delaware

Boothe Financial Corporation                           Delaware

Meadow Pointe East, LLC                                Delaware

Trout Creek Properties, LLC                            Delaware

Trout Creek Development Corporation                    Delaware




                                  37